Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-71904) pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-92318) pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan;

(3)	Registration Statement (Form S-8 No. 333-117033) pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan;

(4)	Registration Statement (Form S-8 No. 333-148249) pertaining to the Emmis Communications Corporation 401(K) Plan;

(5)	Registration Statement (Form S-8 No. 333-171463) pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan;

(6)	Registration Statement (Form S-8 No. 333-184933) pertaining to the Emmis Communications Corporation 2012 Equity Compensation Plan;

(7)	Registration Statement (Form S-8 No. 333-205579) pertaining to the Emmis Communications Corporation 2015 Equity Compensation Plan;

(8)	Registration Statement (Form S-8 No. 333-212419) pertaining to the Emmis Communications Corporation 2016 Equity Compensation Plan; and

(9)	Registration Statement (Form S-8 No. 333-219267) pertaining to the Emmis Communications Corporation 2017 Equity Compensation Plan

of our report dated May 10, 2018, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 28, 2018.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 10, 2018